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                                                                   EXHIBIT 5.1




                               July 18, 1994


Amax Gold Inc.
9100 East Mineral Circle
Englewood, Colorado  80112-3299

          Re:  Registration Statement on Form S-3
          Relating to $200,000,000 Aggregate
          Principal Amount of Debt and Equity Securities
          ----------------------------------------------

Gentlemen:

          We have acted as special counsel for Amax Gold Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (No. 33-53963) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933 (the "1933 Act") of an aggregate of $200,000,000 principal amount of debt securities which may be issued by the Company (the "Debt Securities") and equity securities which may be issued by the Company (the "Equity Securities") (together the "Securities").

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

          We have examined the form of the Indenture filed by the Company as an exhibit to the Registration Statement (the "Indenture"). In addition, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
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Amax Gold Inc.
July 18, 1994
Page 2


          We have assumed for purposes of this opinion (i) that all necessary filings with the Secretary of State of the State of Delaware with respect to the Equity Securities have been made, (ii) that the Board of Directors of the Company has authorized the issuance and sale of the particular security to be sold; (iii) the corporate power, authority and legal right of the trustee under the Indenture to execute, deliver and perform its obligations under the Indenture, that the performance of such obligations by the trustee will not violate its charter or by-laws and that the trustee has the legal ability to exercise its trust powers in the State of Colorado, and (iv) that the Indenture will have been duly authorized, executed and delivered by the trustee at the time of issuance of Debt Securities.

          We are members of the bar of the State of Colorado, and the opinion set forth below is restricted to matters controlled by the laws of the State of Colorado and the General Corporation Law of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The issuance and sale by the Company of up to $200,000,000 of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Company.

          2. The Equity Securities, when issued and sold as provided in the Registration Statement, will be legally issued, fully paid and non-assessable.

          3. When (i) the Registration Statement has become effective under the 1933 Act, (ii) the applicable Indenture has been qualified under the Trust Indenture Act of 1939 and has been duly executed and delivered by the parties thereto, (iii) the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of the Company and the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and (v) such Debt Securities have been issued and sold as contemplated in the Registration Statement, the prospectus contained therein (the "Prospectus") and in the applicable supplement to the Prospectus, such Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, except (A) the enforceability thereof may be limited
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Amax Gold Inc.
July 18, 1994
Page 3


by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ DAVIS, GRAHAM & STUBBS, L.L.C.

                                       DAVIS, GRAHAM & STUBBS, L.L.C.